Exhibit 10.8

COLLATERAL AGREEMENT

made by

COX COMMUNICATIONS, LLC

and the other Grantors party hereto from time to time

in favor of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,as Collateral Agent

Dated as of August 24, 2026

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7.3	Financing Statements	18
7.4	Authority of Collateral Agent	19

SECTION 8. MISCELLANEOUS		19

8.1	Amendments in Writing	19
8.2	Notices	19
8.3	No Waiver by Course of Conduct; Cumulative Remedies	19
8.4	Enforcement Expenses; Indemnification	20
8.5	Successors and Assigns	20
8.6	Counterparts	20
8.7	Severability	20
8.8	Governmental Approvals	21
8.9	Section Headings	22
8.1	Integration	22
8.11	GOVERNING LAW	23
8.12	Submission to Jurisdiction; Waivers	23
8.13	Acknowledgments	23
8.14	Additional Grantors; Release	23
8.15	WAIVER OF JURY TRIAL	25
8.16	Intercreditor Agreement	25
8.17	Incorporation of Rights	25

SCHEDULES

Schedule 1 Notices
Schedule 2 Pledged Securities
Schedule 3 Perfection Matters
Schedule 4 Jurisdictions of Organization
Schedule 5 Intellectual Property
Schedule 6 List of Subsidiary Grantors

ANNEXES

Annex 1 Form of Assumption Agreement

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COLLATERAL AGREEMENT
COLLATERAL AGREEMENT, dated as of August 24, 2026, made by COX COMMUNICATIONS, LLC, a Delaware limited liability company (the “Issuer” and together with Charter Communications Operating, LLC, a Delaware limited liability company (“CCO”), the entities listed on Schedule 6 hereto and any other entity that may become a party hereto as provided herein, collectively, the “Grantors”, and individually, a “Grantor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”), for the Holders from time to time of the Notes (as defined below) pursuant to the Indenture, dated as of June 27, 1995 (as amended, supplemented or otherwise modified from time to time, including by the Twenty-Third Supplemental Indenture, dated as of August 24, 2026 (the “Supplemental Indenture”), the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (in such capacity, the “Trustee”) and collateral agent.
W I T N E S S E T H:
WHEREAS, the Issuer issued 3.500% Notes due 2027, 6.800% Debentures due 2028, 6.950% Medium Term Notes due 2028, 5.450% Notes due 2028, 1.800% Notes due 2030, 2.600% Notes due 2031, 5.700% Notes due 2033, 5.45% Notes due 2034, 4.800% Notes due 2035, 6.450% Notes due 2036, 6.950% Notes due 2038, 8.375% Notes due 2039, 4.700% Notes due 2042, 4.500% Notes due 2043, 4.600% Notes due 2047, 2.950% Notes due 2050, 3.600% Notes due 2051, 5.800% Notes due 2053 and 5.95% Notes due 2054 each issued pursuant to the Original Indenture (collectively, the “Notes”);
WHEREAS, the Issuer executed and delivered the Indenture, to the Trustee to provide for the future issuance of the Issuer’s debentures, notes, bonds or other evidences of indebtedness, to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture;
WHEREAS, the Issuer and the Grantors have agreed to secure the Obligations under the Notes and the Indenture by granting to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:
SECTION 1. DEFINED TERMS
1.1Definitions.
(a)Unless otherwise defined herein, terms defined in the Indenture or the Supplemental Indenture and used herein shall have the meanings given to them in the Indenture or the Supplemental Indenture, as applicable, and the following terms are used herein as defined in the Applicable UCC: Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)The following terms shall have the following meanings:
“Additional Collateral”: all of the following property of the Issuer, CCO or any Subsidiary Grantor, to the extent that a security interest in such property can be perfected by the filing of a Uniform Commercial Code financing statement: all Accounts, all Chattel Paper, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property and all other property not otherwise described in this definition.
“Agreement”: this Collateral Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Applicable UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Applicable UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
“CATV Franchise”: collectively, with respect to CCO and its Subsidiaries, (a) any franchise, license, permit, wire agreement or easement granted by any political jurisdiction or unit or other local, state or federal franchising authority (other than licenses, permits and easements not material to the operations of a CATV System) pursuant to which such Person has the right or license to operate a CATV System and (b) any law, regulation, ordinance, agreement or other instrument or document setting forth all or any part of the terms of any franchise, license, permit, wire agreement or easement described in clause (a) of this definition.
“CATV System”: any cable distribution system owned or acquired by CCO or any of its Subsidiaries which receives audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to customers of CCO or any of its Subsidiaries.
“CCI” means Charter Communications, Inc., a Delaware corporation, and any successor Person thereto.
“CCO”: as defined in the preamble.
“Charter Group” means the collective reference to the Designated Holding Companies, CCO and its Subsidiaries.
“Collateral”: as defined in Section 2.1.
“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 7.2.
“Co-Owned TWC IP” means any Patent or Trademark that is jointly owned by TWC and/or one or more other Grantors, on the one hand, and by a Person that is not a member of the

Charter Group, on the other hand; provided, that in the event any such Patent or Trademark ceases to be jointly owned by a Person that is not a member of the Charter Group, such Patent or Trademark shall cease to constitute “Co-Owned TWC IP.”
“Designated Holding Companies” means CCI and certain of its subsidiaries that are direct or indirect owners of Equity Interests of CCO, Charter Communications Operating Capital Corp. and CCO Safari II, LLC.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of equity interests of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership and any and all other equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.
“FCC”: the Federal Communications Commission and any successor thereto.
“FCC License”: any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.
“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.
“Foreign Subsidiary Voting Equity Interests”: the voting Equity Interests of any Foreign Subsidiary.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Grantor”: as defined in the preamble.
“Indenture Documents”: the Indenture, the Notes, this Agreement, the other Security Documents and any other document made, delivered or given in connection with any of the foregoing to which a Grantor is party that is designated as an Indenture Document.
“Intellectual Property”: the collective reference to all rights, priorities and privileges in and to the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, in each case, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive all proceeds and damages therefrom.
“Intercompany Obligations”: all obligations, whether constituting General Intangibles or otherwise, owing to the Issuer, CCO or any Subsidiary Grantor by any Affiliate of the Issuer or such Subsidiary Grantor.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC (other than any Foreign Subsidiary Voting Equity Interests excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
“License”: as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses and CATV Franchises.
“Obligations”: the collective reference to the unpaid principal of and, premium and interest, if any, on the Notes and related guarantees and all other obligations and liabilities of the Grantors (including, without limitation, any increase in the aggregate principal amount of the Notes together with any fees and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Grantors, whether or not a claim for such fees or interest are allowed in such proceeding) to the Collateral Agent, the Trustee or any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, this Agreement, any Indenture Document or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by such Grantor pursuant to the terms of this Agreement or any other Indenture Document).
“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5 (it being understood that oral agreements are not required to be listed on Schedule 5).
“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.
“Pledged Issuers”: the collective reference to each issuer of any Pledged Securities.
“Pledged LLC Interests”: in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:
(i)any Pledged Issuer (other than any Non-Recourse Subsidiary) that is a limited liability company, but not any of such Grantor’s obligations from time to time as a holder of interests in any such Pledged Issuer (unless the Collateral Agent or its designee, on behalf of the Collateral Agent, shall elect to become a holder of interests in any such Pledged Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(ii)any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Pledged Issuer or otherwise in respect of such Grantor’s interest as a holder of interests in any such Pledged Issuer;
(iii)any other property of any such Pledged Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Pledged Issuer by way of distribution, return of capital or otherwise;
(iv)any other claim or right which such Grantor now has or may in the future acquire in respect of its interests in any such Pledged Issuer;
(v)the organizational documents of any such Pledged Issuer;
(vi)all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Pledged Issuer to such Grantor while this Agreement is in effect; and
(vii)to the extent not otherwise included, all Proceeds of any or all of the foregoing.
“Pledged Notes”: any promissory note evidencing loans made by any Grantor to any member of the Charter Group, including in each case without limitation, all promissory notes listed on Schedule 2.
“Pledged Partnership Interests”: in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:
(i)any Pledged Issuer (other than any Non-Recourse Subsidiary) that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Pledged Issuer (unless the Collateral Agent or its designee, on behalf of the Collateral Agent, shall elect to become a general or limited partner, as the case may be, in any such Pledged Issuer in connection with its exercise of remedies pursuant to the terms hereof);
(ii)any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Pledged Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Pledged Issuer;
(iii)any other property of any such Pledged Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Pledged Issuer by way of distribution, return of capital or otherwise;
(iv)any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Pledged Issuer;
(v)the partnership agreement or other organizational documents of any such Pledged Issuer;

(vi)all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Pledged Issuer to such Grantor while this Agreement is in effect; and
(vii)to the extent not otherwise included, all Proceeds of any or all of the foregoing.
“Pledged Receivables”: the collective reference to all Receivables pledged by any Grantor as Collateral.
“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.
“Pledged Stock”: the Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests with respect to the Issuer, CCO, any Subsidiary Grantor, and of any Person (other than any Non-Recourse Subsidiary) that may be issued or granted to, or held by the Issuer, CCO or any Subsidiary Grantor, while this Agreement is in effect including, in any event, the Pledged LLC Interests and Pledged Partnership Interests.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Secured Parties”: the collective reference to the Collateral Agent, the Holders and the Trustee.
“Securities Act”: the Securities Act of 1933, as amended.
“Subsidiary Grantor”: any Subsidiary of CCO (other than the Issuer) that is a Grantor.
“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5 (it being understood that oral agreements are not required to be listed on Schedule 5).
“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.
1.2Other Definitional Provisions.
(a)The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
(d)All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture.
SECTION 2. GRANT OF SECURITY INTEREST
2.1Collateral. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (subject to the last paragraph of this Section 2.1, collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
(a)all Pledged Securities;
(b)all Intercompany Obligations;
(c)all Additional Collateral;
(d)all books and records pertaining to the Collateral; and
(e)to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing, all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing any of the foregoing.
Notwithstanding any of the other provisions set forth in any subsection of this Section 2.1 or any other provision of this Agreement, (i) this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (v) any Co-Owned TWC IP, (w) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, until such time, if any, as a statement of use is filed and accepted, (x) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement (including any joint venture, partnership or limited liability company operating agreement, unless the same relates to a Wholly Owned Subsidiary), instrument or other document evidencing or giving rise to such property (including, without limitation, any contractual restriction applicable to any Patent or Trademark that is jointly owned by one or more Grantors, on the one hand, and any Person that is not a member of the Charter Group, on the other hand) except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law (it being understood that, subject to the limitations set forth in this paragraph, it is the intent of the parties that the Collateral include all FCC Licenses, CATV Franchises, the economic value thereof and all Proceeds thereof), (y) any property that is subject to a purchase money security interest permitted by the Indenture for so long as it is subject to such security interest or (z) any Equity Interests or other securities of any Subsidiary of CCO in excess of the maximum amount of such Equity Interests or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended, for separate financial statements of such Subsidiary to be included in filings by any member of the Charter Group with the SEC (or any other governmental agency) and (ii) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interests of any Foreign Subsidiary constitute Collateral or be required to be pledged hereunder.
SECTION 3. CERTIFICATED INTERESTS
3.1Pledged Partnership Interests. Concurrently with the delivery to the Collateral Agent of any certificate representing any Pledged Partnership Interests, the relevant Grantor shall, if requested by the Collateral Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.
3.2Pledged LLC Interests. Concurrently with the delivery to the Collateral Agent of any certificate representing any Pledged LLC Interests, the relevant Grantor shall, if requested by the Collateral Agent, deliver an undated power covering such certificate, duly executed in blank by such Grantor.
SECTION 4. REPRESENTATIONS AND WARRANTIES
Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:
4.1Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens not prohibited to exist on the Collateral by the Indenture, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this

Agreement and the other Indenture Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Collateral Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
4.2Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens not prohibited by the Indenture.
4.3Jurisdiction of Organization. On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 4.
4.4Pledged Securities. The Equity Interests pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Pledged Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Equity Interests, if less, 66% of the outstanding Foreign Subsidiary Voting Equity Interests of each relevant Pledged Issuer.
(a)Except with respect to Pledged Stock from time to time constituting an immaterial portion of the Collateral, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
(b)None of the Pledged LLC Interests or Pledged Partnership Interests constitutes a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.
(c)Except with respect to Pledged Notes from time to time constituting an immaterial portion of the Collateral, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenant of good faith and fair dealing.
(d)Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and any Liens not prohibited by the Indenture.

SECTION 5. COVENANTS
Each Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full or the relevant Collateral has been released in accordance with Section 8.14:
5.1Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper with a face value of $25,000,000 or more, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Collateral Agent, duly indorsed, to be held as Collateral pursuant to this Agreement.
5.2[Reserved].
5.3Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall take all reasonable and necessary actions to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.
(b)Such Grantor will furnish to the Collateral Agent and the Holders from time to time statements and schedules further identifying and describing the assets and property of such Grantor constituting, or intended to constitute, Collateral and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.
(c)The Grantors shall at all times ensure that the Collateral Agent, for the benefit of the Secured Parties, has a perfected security interest in the Collateral to the same extent as all Equally and Ratably Secured Indebtedness.
5.4Changes in Locations, Name, etc. Such Grantor will not, except upon prior written notice to the Collateral Agent:
(a)change its jurisdiction of organization; or
(b)change its name to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become seriously misleading;
unless, within 30 days of the taking of any such actions, such Grantor delivers to the Collateral Agent notice of such change and evidence that all steps necessary to maintain the validity, perfection and priority of the security interests provided for herein have been taken.
5.5Pledged Securities.
(a)If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Pledged Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Holders, hold the same in trust for the Collateral Agent and the Holders, and, with respect to Pledged Stock constituting securities under and as defined in Section 8-103 of the Applicable UCC, deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. During the continuance of an Event of Default, after written notice from the Collateral Agent, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Pledged Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Pledged Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, during the continuance of an Event of Default, after notice from the Collateral Agent, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Holders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
(b)No Grantor shall (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction not prohibited by the Indenture), (ii) create, incur or permit to exist any Lien, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens not prohibited under the Indenture or (iii) enter into any agreement or undertaking restricting, directly or indirectly, the right or ability of the Collateral Agent to sell, assign or transfer any of the Pledged Securities hereunder or Proceeds thereof.
(c)In the case of each Grantor which is a Pledged Issuer, such Pledged Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.1(c) and 6.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.5 with respect to the Pledged Securities issued by it.
SECTION 6. REMEDIAL PROVISIONS
6.1Investment Property.
(a)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Indenture, and to exercise all voting and organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Indenture Document.
(b)If an Event of Default shall occur and be continuing and the Collateral Agent shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order specified in Section 6.3, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may but is under no obligation to thereafter exercise (x) all voting, organizational and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Pledged Issuer or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Pledged Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)Each Grantor hereby authorizes and instructs each Pledged Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Pledged Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.
6.2Proceeds To Be Turned Over to Collateral Agent. In addition to the rights of the Collateral Agent and the Holders specified in Section 6.7 with respect to payments of Pledged Receivables, if an Event of Default shall occur and be continuing, following written notice from the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Holders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.3.

6.3Application of Proceeds. At such intervals as may be agreed upon by the Issuer and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Obligations in the order specified in the Indenture, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Collateral Agent to the Issuer or as a court of competent jurisdiction shall direct. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, shall be paid over to the Issuer or as a court of competent jurisdiction shall direct.
6.4Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Applicable UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or, to the extent permitted by law, private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Applicable UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.5Registration Rights.
(a)If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.4, and it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Pledged Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Pledged Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Pledged Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
(b)Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may by reason of such prohibitions be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Pledged Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledged Issuer would agree to do so.
(c)Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.5 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.
6.6Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.
6.7Certain Matters Relating to Pledged Receivables. The Collateral Agent hereby authorizes each Grantor pledging Receivables hereunder to collect such Grantor’s Pledged Receivables, provided that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. At any time after the occurrence and during the continuance of an Event of Default, after written notice to such Grantor from the Collateral Agent, any payments of Pledged Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.3, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Pledged Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
6.8Communications with Obligors; Grantors Remain Liable.
(a)The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Pledged Receivables to verify with them the existence, amount and terms of any Receivables.
(b)Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Pledged Receivables that the Pledged Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.
(c)Anything herein to the contrary notwithstanding, each Grantor pledging Receivables shall remain liable under each of the Pledged Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
SECTION 7. THE COLLATERAL AGENT

7.1Collateral Agent’s Appointment as Attorney-in-Fact, etc.
(a)Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Pledged Receivable or with respect to any other Collateral whenever payable;
(ii)in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)execute, in connection with any sale provided for in Section 6.4 or 6.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(v)(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and
(vi)exercise any of the Collateral Agent’s rights pursuant to Section 6.9.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice of its intent to exercise its rights under this Section 7.1(a).
(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, after prior notice to such Grantor, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
(c)The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on the Notes under the Indenture, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.
(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
7.2Duty of Collateral Agent.
(a)The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Applicable UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act in good faith on its part hereunder, nor be responsible for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
(b)The Collateral Agent shall hold (directly or through co-trustees or agents), and will be entitled to enforce, all Liens on the Collateral created by the Security Documents. Except as provided herein, the Collateral Agent shall not be obligated:
(i)to act upon directions purported to be delivered to it by any Person;
(ii)to foreclose upon or otherwise enforce any Lien; or
(iii)to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.
7.3Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent may deem appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements. Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC in connection with this Agreement.

7.4Authority of Collateral Agent.
(a)Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and each Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
(b)Each Holder consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints The Bank of New York Mellon Trust Company, N.A. as the Trustee and the Collateral Agent (and each successor Trustee and Collateral Agent), and each Holder authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance with respect to the provisions thereof. The Holders consent and agree to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agree to perform their obligations thereunder in accordance therewith.
7.5Certain Rights of the Trustee Enforceable by the Collateral Agent. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each of its capacities hereunder, including, without limitation, as Collateral Agent, and each agent, custodian and other Person employed to act hereunder.
SECTION 8. MISCELLANEOUS
8.1Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture, as if Article 9 of the Indenture included reference to this Agreement, mutatis mutandis.
8.2Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be addressed to the Collateral Agent or such Grantor at its notice address set forth on Schedule 1.
8.3No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
8.4Enforcement Expenses; Indemnification.
(a)Each Grantor agrees, jointly and severally, to pay or reimburse the Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Indenture Documents to which such Grantor is a party, including, without limitation, the reasonable and documented fees and disbursements of one firm of counsel (together with any special and local counsel) to the Collateral Agent to the extent the Issuer would be required to do so pursuant to the Indenture.
(b)Each Grantor agrees, jointly and severally, to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral to the extent the Issuer would be required to do so pursuant to the Indenture.
(c)Each Grantor agrees, jointly and severally, to pay, and to save the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent as determined in a final judgment by a court of competent jurisdiction, to the extent the Issuer would be required to do so pursuant to the Indenture.
(d)The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Indenture Documents.
8.5Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that no Grantor or Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
8.6Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
8.7Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
8.8Governmental Approvals.
(a)Notwithstanding anything herein to the contrary, this Agreement, the other Indenture Documents and the transactions contemplated hereby and thereby, prior to the exercise of any rights and remedies provided in this Agreement or the other Indenture Documents, including, without limitation, voting the Pledged Securities or a foreclosure of the security interest granted under this Agreement, except to the extent not prohibited by applicable Requirements of Law, (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of CCO or any Subsidiary of CCO by the Collateral Agent or the other Secured Parties, or control, affirmative or negative, direct or indirect, by the Collateral Agent or the other Secured Parties over the management or any other aspect of the operation of CCO or any Subsidiary of CCO, which ownership and control remains exclusively and at all times in CCO and such Subsidiary, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any License at any time issued to CCO or any Subsidiary of CCO, or the transfer of control of CCO or any Subsidiary of CCO, including, without limitation, within the meaning of Section 310(d) of the Communications Act of 1934, as amended.
(b)Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Pledged Securities, as provided herein, or any other action taken or proposed to be taken by the Collateral Agent hereunder which would affect the operational, voting or other control of CCO or any Subsidiary of CCO, shall be in accordance with applicable Requirements of Law.
(c)Notwithstanding anything to the contrary contained in this Agreement or in any other Indenture Document, the Secured Parties shall not, without first obtaining the approval of the FCC or any other applicable Governmental Authority, take any action pursuant to this Agreement which would constitute or result in, or be deemed to constitute or result in, any assignment of a License, including, without limitation, any CATV Franchise of CCO or any Subsidiary of CCO, or any change of control of CCO or any Subsidiary of CCO, if such assignment or change in control would require, under then existing Requirements of Law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC or such other Governmental Authority.
(d)If the consent of the FCC or any other Governmental Authority is required in connection with any of the actions which may be taken by the Collateral Agent in the exercise of its rights under this Agreement or any of the other Indenture Documents during the continuance of an Event of Default, then CCO, at its sole cost and expense, shall use its reasonable best efforts to secure such consent and to cooperate fully with the Collateral Agent to secure such consent. Upon the exercise by the Collateral Agent of any power, right, privilege or remedy pursuant to this Agreement during the continuance of an Event of Default which requires any consent, approval, recording, qualification or authorization of the FCC or any other Governmental Authority or instrumentality, CCO will promptly prepare, execute, deliver and file, or will promptly cause the preparation, execution, delivery and filing of, all applications, certificates, instruments and other documents and papers that may be deemed necessary or advisable to obtain such governmental consent, approval, recording, qualification or authorization including, without limitation, the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license necessary or appropriate under the rules and regulations of the FCC or any other Governmental Authority for approval of any sale, transfer or assignment to the Collateral Agent or any other Person of the Pledged Securities. Subject to the provisions of applicable law, if CCO fails or refuses to execute, or fails or refuses to cause another Person to execute, such documents, the Collateral Agent, as attorney-in-fact for CCO appointed pursuant to Section 7.1, or the clerk of any court of competent jurisdiction, may execute and file the same on behalf of CCO. In addition to the foregoing, during the continuance of an Event of Default, CCO agrees to take, or cause to be taken, any action which may be deemed necessary or advisable in order to obtain and enjoy the full rights and benefits granted to the other Secured Parties or the Collateral Agent by this Agreement and any other instruments or agreements executed pursuant hereto, including, without limitation, at CCO’s cost and expense, the exercise of CCO’s best efforts to cooperate in obtaining FCC or other governmental approval of any action or transaction contemplated by this Agreement or any other instrument or agreement executed pursuant hereto which is then required by law.
(e)CCO recognizes that the authorizations, permits and licenses held by CCO or any of its Subsidiaries are unique assets which may have to be assigned or transferred in order for the other Secured Parties to realize the value of the security interests granted to the Collateral Agent. CCO further recognizes that a violation of this Section 8.8 could result in irreparable harm to the Secured Parties for which monetary damages are not readily ascertainable. Therefore, in addition to any other remedy which may be available to the Collateral Agent and other Secured Parties at law or in equity, the Collateral Agent and the other Secured Parties shall have the remedy of specific performance of the provisions of this Section 8.8. To enforce the provisions of this Section 8.8, the Collateral Agent is authorized to request the consent or approval of the FCC or other Governmental Authority to a voluntary or an involuntary assignment or transfer of control of any authorization, permit or license. In connection with the exercise of its remedies under this Agreement or under any of the other Indenture Documents, the Collateral Agent may obtain the appointment of a Collateral Agent or receiver to assume, upon receipt of all necessary judicial, FCC or other Governmental Authority consents or approvals, the control of any Person, subject to compliance with applicable Requirements of Law. Such Collateral Agent or receiver shall have all rights and powers provided to it by law or by court order or provided to the Collateral Agent under this Agreement.
8.9Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
8.10Integration. This Agreement and the other Indenture Documents represent the agreement of each Grantor, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Indenture Documents.

8.11GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
8.12Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:
(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Indenture Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, in each case located in the Borough of Manhattan in the City of New York;
(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
8.13Acknowledgments. Each Grantor hereby acknowledges that:
(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Indenture Documents to which it is a party;
(b)neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Indenture Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)no joint venture is created hereby or by the other Indenture Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
8.14Additional Grantors; Release.

(a)Any Subsidiary of CCO may become a party to this Agreement for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.
(b)The Liens on the Collateral shall be automatically released:
(i)with respect to any series of Notes, in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes of such series;
(ii)with respect to any series of Notes, in whole, upon satisfaction and discharge of the Indenture with respect to such Notes pursuant to Article XI of the Indenture;
(iii)with respect to any series of Notes, in whole, upon a legal defeasance or covenant defeasance with respect to such Notes as set forth under Article XI of the Indenture ;
(iv)as to any property or asset constituting Collateral that is sold or otherwise disposed of by any Grantor in a transaction not prohibited by the Indenture at the time of such sale or disposition;
(v)as to any property or assets constituting Collateral owned by a Guarantor (as defined in the Indenture) that is released from its Note Guarantee in accordance with the Indenture;
(vi)with respect to any series of Notes, in whole or in part, with the consent of Holders of the requisite percentage of Notes of such series in accordance with Article IX of the Indenture ;
(vii)to the extent required in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreement; and
(viii)upon release of any Liens by the Administrative Agent on any asset securing the Obligations (as defined in the Charter Credit Agreement) in respect of Loans (as defined in the Charter Credit Agreement), Letters of Credit (as defined in the Charter Credit Agreement), interest, fees, expenses and other amounts due under the Charter Credit Agreement and constituting Collateral hereunder.
Upon compliance by the Issuer with the conditions precedent set forth above, and delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel, the Collateral Agent shall promptly execute and deliver such documents and other instruments and authorize the making of such filings and registrations as may be necessary, requested and provided by the Issuer to evidence the release and re-conveyance to the Issuer or the applicable Grantor of the applicable Collateral.
Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything herein to the contrary, the Grantors will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.
At such time as the Liens securing the Obligations are released in whole as provided in this Section 8.14(b), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.
8.15WAIVER OF JURY TRIAL. THE COLLATERAL AGENT AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
8.16Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens on any Collateral granted to the Collateral Agent pursuant to this Agreement, and the exercise of any right or remedy by the Collateral Agent with respect to any such Collateral, are subject to the provisions of the Intercreditor Agreement, and the Holders, by acceptance of the benefits hereunder, (i) acknowledges that it has received and reviewed the Intercreditor Agreement, (ii) authorizes and directs the Trustee and the Collateral Agent to enter into (or join) the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance with respect to the provisions thereof and agrees the Intercreditor Agreement shall constitute the legal and binding obligation of the Trustee and/or Collateral Agent, as applicable, enforceable against such Person, and (iii) accepts and agrees to be bound by the terms and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement in effect at such time and the terms of this Agreement, the terms of Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is effective, any requirement hereunder to deliver any Shared Collateral (as such term is defined in the Intercreditor Agreement) or the proceeds thereof to the Collateral Agent shall be deemed satisfied by delivery of such Shared Collateral to the Applicable Authorized Representative (as such term is defined in the Intercreditor Agreement).
8.17Incorporation of Rights. The rights, privileges and immunities of the Trustee in the Indenture are hereby incorporated by reference and extended to the Collateral Agent in this Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

COX COMMUNICATIONS, LLC, as Grantor

By:	/s/ Jeffrey B. Murphy
Name: Jeffrey B. Murphy
Title: Authorized Signatory

CHARTER COMMUNICATIONS OPERATING, LLC, as Grantor

By:	/s/ Jeffrey B. Murphy
Name: Jeffrey B. Murphy
Title: Senior Vice President, Corporate Finance and Development

THE SUBSIDIARY GRANTORS NAMED ON SCHEDULE 6 HERETO, as Grantors

By:	/s/ Jeffrey B. Murphy
Name: Jeffrey B. Murphy
Title: Authorized Signatory
[Signature Page to Collateral Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Terence Rawlins
Name: Terence Rawlins
Title: Vice President
[Signature Page to Collateral Agreement]

Schedule 6
SUBSIDIARY GRANTORS

1.BPRF Holdings, LLC, a Delaware limited liability company
2.CB Commercial Devices, LLC, a Delaware limited liability company
3.CCI Corporate Services, LLC, a Delaware limited liability company
4.CCI Devices, LLC, a Delaware limited liability company
5.Cox Advanced Services Arizona, LLC, a Delaware limited liability company
6.Cox Advanced Services Arkansas, LLC, a Delaware limited liability company
7.Cox Advanced Services California, LLC, a Delaware limited liability company
8.Cox Advanced Services Connecticut, LLC, a Delaware limited liability company
9.Cox Advanced Services Florida, LLC, a Delaware limited liability company
10.Cox Advanced Services Georgia, LLC, a Delaware limited liability company
11.Cox Advanced Services Idaho, LLC, a Delaware limited liability company
12.Cox Advanced Services Iowa, LLC, a Delaware limited liability company
13.Cox Advanced Services Kansas, LLC, a Delaware limited liability company
14.Cox Advanced Services Louisiana, LLC, a Delaware limited liability company
15.Cox Advanced Services Nebraska, LLC, a Delaware limited liability company
16.Cox Advanced Services Nevada, LLC, a Delaware limited liability company
17.Cox Advanced Services North Carolina, LLC, a Delaware limited liability company
18.Cox Advanced Services Ohio, LLC, a Delaware limited liability company
19.Cox Advanced Services Oklahoma, LLC, a Delaware limited liability company
20.Cox Advanced Services Rhode Island, LLC, a Delaware limited liability company
21.Cox Advanced Services Virginia, LLC, a Delaware limited liability company
22.Cox Arizona Telcom, L.L.C., a Delaware limited liability company
23.Cox Arkansas Telcom, L.L.C., a Delaware limited liability company
24.Cox California Telcom, L.L.C., a Delaware limited liability company
25.Cox Colorado Telcom, L.L.C., a Delaware limited liability company
26.Cox Communications Arizona, LLC, a Delaware limited liability company
27.Cox Communications California, LLC, a Delaware limited liability company
28.Cox Communications EBD Holdings, LLC., LLC, a Delaware limited liability company
29.Cox Communications Georgia, LLC, a Delaware limited liability company
30.Cox Communications Gulf Coast, LLC, a Delaware limited liability company
31.Cox Communications Hampton Roads, L.L.C., a Delaware limited liability company
32.Cox Communications Kansas, L.L.C., a Delaware limited liability company
33.Cox Communications Las Vegas, LLC, a Delaware limited liability company
34. Cox Communications Louisiana, L.L.C., a Delaware limited liability company
35.Cox Communications Missouri, LLC, a Delaware limited liability company
36.Cox Communications NCC, LLC, a Delaware limited liability company
37.Cox Communications Omaha, L.L.C., a Delaware limited liability company
38.Cox Communications Tower, LLC, a Delaware limited liability company
39.Cox Communications, LLC, a Delaware limited liability company
40.Cox Connecticut Telcom, L.L.C., a Delaware limited liability company
41.Cox Florida Telcom, L.P., a Delaware limited partnership
42.Cox HMS, LLC, a Delaware limited liability company
43.Cox Horizon Growth, LLC, a Delaware limited liability company
44.Cox Idaho Telcom, L.L.C., a Delaware limited liability company
45.Cox Iowa Telcom, L.L.C., a Delaware limited liability company
46.Cox Kansas Telcom, L.L.C., a Delaware limited liability company

47.Cox LAHC, LLC, a Delaware limited liability company
48.Cox Media, L.L.C., a Delaware limited liability company
49.Cox Missouri Telcom, L.L.C., a Delaware limited liability company
50.Cox Nebraska Telcom, L.L.C., a Delaware limited liability company
51.Cox Nevada Telcom, L.L.C., a Delaware limited liability company
52.Cox North Carolina Telcom, L.L.C., a Delaware limited liability company
53.Cox Ohio Telcom, L.L.C., a Delaware limited liability company
54.Cox Oklahoma Telcom, L.L.C., a Delaware limited liability company
55.Cox Rhode Island Telcom, L.L.C., a Delaware limited liability company
56.Cox TMI, LLC, a Delaware limited liability company
57.Cox Virginia Telcom, L.L.C., a Virginia limited liability company
58.COX WIRELESS ACCESS, LLC, a Delaware limited liability company
59.COX/CHARTER MASTER CABLE ADVERTISING, LLC, a Delaware limited liability company
60.CoxCom, LLC, a Delaware limited liability company
61.Fiber Platform Blocker, LLC, a Delaware limited liability company
62.FIBER PLATFORM HOLDINGS, LLC, a Delaware limited liability company
63.FIBER PLATFORM, LLC, a Delaware limited liability company
64.Hospitality Network Louisiana, L.L.C., a Delaware limited liability company
65.Hospitality Network Pennsylvania, LLC, a Delaware limited liability company
66.Hospitality Network, L.L.C., a Delaware limited liability company
67.Logicworks Systems, LLC, a Delaware limited liability company
68.RapidScale, LLC., a California limited liability company
69.TMI Partner Holdings, LLC, a Delaware corporation
70.Unite Private Networks-Illinois, L.L.C. a Delaware limited liability company
71.UPN Intermediate Holdings LLC, a Delaware limited liability company
72.Bresnan Broadband Holdings, LLC, a Delaware limited liability company
73.CCO NR Holdings, LLC, a Delaware limited liability company
74.Charter Communications, LLC, a Delaware limited liability company
75.Charter Communications ASC, LLC, a Delaware limited liability company
76.Charter Communications Operating Capital Corp., a Delaware corporation
77.Charter Communications SSC, LLC, a Delaware limited liability company
78.Charter Communications VI, L.L.C. , a Delaware limited liability company
79.Charter Communications VI HoldCo, LLC, a Delaware limited liability company
80.Charter Distribution, LLC, a Delaware limited liability company
81.Charter Leasing Holding Company, LLC, a Delaware limited liability company
82.Charter Procurement Leasing, LLC, a Delaware limited liability company
83.DukeNet Communications, LLC, a Delaware limited liability company
84.Spectrum Advanced Services, LLC, a Delaware limited liability company
85.Spectrum Gulf Coast, LLC, a Delaware limited liability company
86.Spectrum Mid-America, LLC, a Delaware limited liability company
87.Spectrum Mobile Equipment, LLC, a Delaware limited liability company
88.Spectrum Mobile, LLC, a Delaware limited liability company
89.Spectrum New York Metro, LLC, a Delaware limited liability company
90.Spectrum Northeast, LLC, a Delaware limited liability company
91.Spectrum NLP, LLC, a Delaware limited liability company
92.Spectrum Oceanic, LLC, a Delaware limited liability company
93.Spectrum Originals Development, LLC, a Delaware limited liability company

94.Spectrum Originals, LLC, a Delaware limited liability company
95.Spectrum Pacific West, LLC, a Delaware limited liability company
96.Spectrum Reach, LLC, a Delaware limited liability company
97.Spectrum RSN, LLC, a Delaware limited liability company
98.Spectrum Southeast, LLC, a Delaware limited liability company
99.Spectrum Sunshine State, LLC, a Delaware limited liability company
100.Spectrum TV Essentials, LLC, a Delaware limited liability company
101.Spectrum Wireless Holdings, LLC, a Delaware limited liability company
102.Time Warner Cable Enterprises LLC, a Delaware limited liability company
103.Time Warner Cable, LLC, a Delaware limited liability company
104.TWC Administration LLC, a Delaware limited liability company
105.TWC Communications, LLC, a Delaware limited liability company
106.TWC SEE Holdco LLC, a Delaware limited liability company

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement, dated as of August [_], 2026 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), made by the Grantors party thereto for the benefit of [ ], as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the other Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) of the Agreement.

3. The terms of Sections 6.1(c) and 6.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.1(c) or 6.5 of the Agreement.

[NAME OF PLEDGED ISSUER]

By:
Name:
Title:

Address for Notices

Fax:

Annex 1 to the
Collateral Agreement
ASSUMPTION AGREEMENT, dated as of [__], 20[_], made by _________________, a ______________ (the “Additional Grantor”), in favor of [________], as Collateral Agent (in such capacity, the “Collateral Agent”), for the Holders pursuant to the indenture, dated as of June 27, 1995 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between Cox Communications, LLC, a Delaware limited liability company (the “Issuer”) and The Bank of New York Mellon Trust Company, N.A., as Trustee and as Collateral Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Indenture.

W I T N E S S E T H :

WHEREAS, the Issuer issued 3.500% Notes due 2027, 6.800% Debentures due 2028, 6.950% Medium Term Notes due 2028, 5.450% Notes due 2028, 1.800% Notes due 2030, 2.600% Notes due 2031, 5.700% Notes due 2033, 5.45% Notes due 2034, 4.800% Notes due 2035, 6.450% Notes due 2036, 6.950% Notes due 2038, 8.375% Notes due 2039, 4.700% Notes due 2042, 4.500% Notes due 2043, 4.600% Notes due 2047, 2.950% Notes due 2050, 3.600% Notes due 2051, 5.800% Notes due 2053 and 5.95% Notes due 2054 each issued pursuant to the Original Indenture (collectively, the “Notes”);

WHEREAS, the Issuer executed and delivered the Indenture to the Trustee to provide for the future issuance of the Issuer’s debentures, notes, bonds or other evidences of indebtedness, to be issued from time to time in one or more series as might be determined by the Issuer under the Indenture;

WHEREAS, in connection with the Indenture, the Issuer and certain of its Subsidiaries have entered into the Collateral Agreement, dated as of August [_], 2026 (as further amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except for any representation and warranty that is made as of a specified earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date). Without limiting the generality of the foregoing, the Additional Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the Collateral now owned or at any time hereafter acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Additional Grantor’s Obligations.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1 to the
Assumption Agreement
Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5